    As filed with the Securities and Exchange Commission on January 6, 2003.

                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             -----------------------
                              Cardinal Health, Inc.
             (Exact name of registrant as specified in its charter)

                           Ohio                                                  31-0958666
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

   7000 Cardinal Place, Dublin, Ohio                                   43017
(Address of Principal Executive Offices)                             (Zip Code)

                                 ---------------
  SYNCOR INTERNATIONAL CORPORATION EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the plan)
                                 ---------------
                                Paul S. Williams
           Executive Vice President, Chief Legal Officer and Secretary
                              Cardinal Health, Inc.
                               7000 Cardinal Place
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 757-5000
          (Telephone number, including area code, of agent for service)
                                 ---------------
                         CALCULATION OF REGISTRATION FEE

                                                            Proposed maximum           Proposed maximum
 Title of securities to be         Amount to be              offering price           aggregate offering      Amount of registration
        registered               registered(1)(2)             per share(3)                 price(3)                     fee
Common Shares, without par
value                                 50,000                     $60.87                   $3,043,500                    $281

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The registration fee has been calculated pursuant to Rule 457(c) and (h) promulgated under the Securities Act based on the average of the high and low sale prices on January 2, 2003, of the Registrant's Common Shares as reported on the New York Stock Exchange Composite Tape.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (e) below are incorporated by reference in this registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Securities and Exchange Commission (the "Commission") on September 30, 2002 (the "Form 10-K"), including the information contained in the Company's Proxy Statement dated October 10, 2002 for its Annual Meeting of Shareholders held on November 6, 2002 that has been incorporated by reference in the Form 10-K;

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 filed with the Commission on November 14, 2002;

      (c) The Company's Current Reports on Form 8-K filed with the Commission on October 22, 2002, November 6, 2002, December 13, 2002 and January 2, 2003;

      (d) The Annual Report on Form 11-K of the Syncor International Corporation Employees' Savings and Stock Ownership Plan, as Amended and Restated, for the fiscal year ended December 31, 2001; and

      (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

      As previously disclosed in the Company's Form 8-K filed on May 9, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and announced that the Company had appointed Ernst & Young LLP to replace Arthur Andersen LLP as its independent public accountants. On July 3, 2002, Arthur Andersen LLP publicly announced that it has commenced the closure of its Columbus, Ohio office. Solely due to the closure of Arthur Andersen LLP's Columbus office, after reasonable efforts, the Company has been unable to obtain Arthur Andersen LLP's written consent to name Arthur Andersen LLP as experts or to include Arthur Andersen LLP's reports on the Company's financial statements which are incorporated by reference into this registration statement. Under these circumstances, this registration statement is permitted to be filed without a written consent from Arthur Andersen LLP in accordance with Rule 437a of the Securities Act of 1933, as amended (the "Securities Act"). The absence of this consent may limit recovery against Arthur Andersen LLP under Section 11 of the Securities Act. In addition, as a practical matter, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to the Company and Arthur Andersen LLP's other clients) may be limited due to the recent events regarding Arthur Andersen LLP, including without limitation its conviction on federal obstruction of justice charges arising from the federal government's investigation of Enron Corp.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Shares, without par value (the "Common Shares"), of the Company offered hereby has been passed upon for the Company by Amy H. Hunsaker, Assistant General Counsel, Securities and Corporate Governance, of the Company. Ms. Hunsaker is paid a salary by the Company and she participates in various employee benefit plans offered to its employees generally. Ms. Hunsaker holds Common Shares of the Company, as well as vested and unvested options to purchase Common Shares of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors and other persons.

      Article 6 of the Company's Restated Code of Regulations, as amended ("Code of Regulations"), contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith.

      The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Exchange Act or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of the Company); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

      The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 8. EXHIBITS.

Exhibit Number             Description of Exhibit
--------------             ----------------------
4(a)                       Specimen Certificate for the Company's Common Shares (1)

4(b)                       Amended and Restated Articles of Incorporation of the Company, as amended (2) and (3)

4(c)                       Restated Code of Regulations of the Company, as amended (4)

4(d)                       Syncor International Corporation Employees' Savings and Stock Ownership Plan, as Amended and Restated

5                          Opinion of Amy H. Hunsaker as to legality of the Common Shares being registered

23(a)                      Consent of Ernst & Young LLP

23(b)                      Solely due to the closure of Arthur Andersen LLP's Columbus, Ohio office, after reasonable efforts, the
                           Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated July 21, 2001.

23(c)                      Consent of PricewaterhouseCoopers LLP

23(d)                      Consent of KPMG LLP

23(e)                      Consent of Amy H. Hunsaker (included in opinion filed as Exhibit 5 hereto)

24                         Power of Attorney (included on signature page)

(1) Included as an exhibit to the Company's Annual report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 1-11373) and incorporated herein by reference.

(2) Included as an exhibit to the Company's Current Report on Form 8-K filed November 24, 1998 (File No. 1-11373) and incorporated herein by reference.

(3) Included as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-53394) and incorporated herein by reference.

(4) Included as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 1-11373) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 6th day of January, 2003.

                                          CARDINAL HEALTH, INC.


                                          By: /s/ Robert D. Walter
                                              ---------------------------
                                              Robert D. Walter, Chairman and
                                              Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Walter, Paul S. Williams and Richard J. Miller, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign and file any and all pre- or post-effective amendments to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 6, 2003.

Signature                                 Title
---------                                 -----
 /s/ Robert D. Walter                     Chairman, Chief Executive
----------------------                    Officer (principal executive officer)
Robert D. Walter                          and Director

 /s/ Richard J. Miller                    Executive Vice President, Chief
----------------------------              Financial Officer and Principal
Richard J. Miller                         Accounting Officer (principal
                                          financial officer and principal
                                          accounting officer)

 /s/ William E. Bindley                   Director
----------------------------
William E. Bindley

 /s/ Dave Bing                            Director
----------------------------
Dave Bing

 /s/ George H. Conrades                   Director
----------------------------
George H. Conrades

 /s/ John F. Finn                         Director
----------------------------
John F. Finn

 /s/ Robert L. Gerbig                     Director
----------------------------
Robert L. Gerbig

 /s/ John F. Havens                       Director
----------------------------
John F. Havens

 /s/ J. Michael Losh                      Director
----------------------------
J. Michael Losh

 /s/ John B. McCoy                        Director
----------------------------
John B. McCoy

 /s/ Richard C. Notebaert                 Director
----------------------------
Richard C. Notebaert

 /s/ Michael D. O'Halleran                Director
----------------------------
Michael D. O'Halleran

 /s/ David W. Raisbeck                    Director
----------------------------
David W. Raisbeck

 /s/ Jean G. Spaulding, M.D.              Director
----------------------------
Jean G. Spaulding, M.D.

 /s/ Matthew D. Walter                    Director
----------------------------
Matthew D. Walter

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on the 3rd day of January, 2003.

                                      SYNCOR INTERNATIONAL
                                      CORPORATION EMPLOYEES' SAVINGS
                                      AND STOCK OWNERSHIP PLAN,
                                      AS AMENDED AND RESTATED

                                      By: /s/ William P. Forster
                                          -------------------------
                                      Print Name: William P. Forster,
                                                  Plan Committee Member

                                  EXHIBIT INDEX

Exhibit Number             Description of Exhibit
--------------             ----------------------
4(a)                       Specimen Certificate for the Company's Common Shares (1)

4(b)                       Amended and Restated Articles of Incorporation of the Company, as amended (2) and (3)

4(c)                       Restated Code of Regulations of the Company, as amended (4)

4(d)                       Syncor International Corporation Employees' Savings and Stock Ownership Plan, as Amended and Restated

5                          Opinion of Amy H. Hunsaker as to legality of the Common Shares being registered

23(a)                      Consent of Ernst & Young LLP

23(b)                      Solely due to the closure of Arthur Andersen LLP's Columbus, Ohio office, after reasonable efforts, the
                           Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated July 21, 2001.

23(c)                      Consent of PricewaterhouseCoopers LLP

23(d)                      Consent of KPMG LLP

23(e)                      Consent of Amy H. Hunsaker (included in opinion filed as Exhibit 5 hereto)

24                         Power of Attorney (included on signature page)

--------------------

(1) Included as an exhibit to the Company's Annual report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 1-11373) and incorporated herein by reference.

(2) Included as an exhibit to the Company's Current Report on Form 8-K filed November 24, 1998 (File No. 1-11373) and incorporated herein by reference.

(3) Included as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-53394) and incorporated herein by reference.

(4) Included as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 1-11373) and incorporated herein by reference.